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                                                                      EXHIBIT 99



                      HARRIS CORPORATION EARNINGS IMPACTED
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                           BY WORLD MARKET CONDITIONS
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         MELBOURNE, Fl., September 23, 1998 -- Harris Corporation expects its first quarter earnings from operations to be slightly below last year's first quarter and about 10% below the analysts' consensus estimate of $.58 per share. Similarly, total year operating results will likely follow the same pattern - slightly below FY98 results and about 10% below the analysts' consensus estimate of $3.12 per share.

         Phillip W. Farmer, Harris chairman and CEO, said, "The semiconductor market has continued its unprecedented downturn and has been joined by general market weaknesses that started in Asia, but have now spread to Russia, eastern Europe and South America. For Harris, the impact is now being felt in communications businesses as well as semiconductor, primarily in the form of decreasing prices and, to a lesser extent, in demand.

         "A restructuring program, announced in July, is being vigorously implemented to reduce costs and maintain profit margins. These actions will balance near-term results and long-term positioning to retain and grow market share for Harris businesses in communications products, semiconductors, government and defense, and Lanier office products," Mr. Farmer added.

         The company also announced plans to take a reserve against first quarter earnings to reflect the potential settlement of a lawsuit. As recently reported in the business press, the Federal Circuit Court of Appeals upheld a lower court



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ruling of infringement by Harris of a competitor's patent for an analog television transmitter circuit. The award totaled $15.4 million plus attorneys fees and interest and relates to an older product no longer manufactured by Harris. Harris continues to maintain that no infringement took place and is evaluating what further actions it may take.


         This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results of the company to differ materially from those matters expressed in or implied by such forward-looking statements. The Company's consolidated results and the forward-looking statements could be affected by, among other things, general economic conditions in the markets in which the Company operates; ability to execute management's internal operating plans (specifically management's announced restructuring plan which includes employee reductions, cost reductions in its commodity semiconductor product lines, particularly logic, consolidations of administration, technical sales and marketing functions, and manufacturing facilities, and the successful exit of several product lines and a program); fluctuation in foreign currency exchange rates and the effectiveness of the Company's currency hedging program; worldwide demand and product pricing for integrated semiconductor circuits, particularly power products; reductions in the U.S. and worldwide defense and space budgets; effect of continuing consolidation in the U.S. defense industry on the Company's business with the U.S. government; the Company's ability to recover costs incurred on fixed price contracts; continued development and market acceptance of new products, especially digital broadcast products and semiconductor wireless products; continued success of the Company's patent licensing programs, particularly as it relates to the Semiconductor and



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Communications segments; and the successful resolution of patent infringement and other general litigation. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.




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